    As filed with the Securities and Exchange Commission on August 14, 1997

                                                      Registration No. 333 -
-------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                  ------------------

                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                  ------------------

                             TECHNOLOGY SOLUTIONS COMPANY
                (Exact Name of Registrant as Specified in Its Charter)

         Delaware                                      36-3584201
(State or Other Jurisdiction                        (I.R.S. Employer
            of                                   Identification Number)
     Incorporation or
       Organization)

                                  ------------------
                        205 North Michigan Avenue, Suite 1500
                                  Chicago, IL 60601
                                    (312) 228-4500
            (Address, Including Zip Code, and Telephone Number, Including
               Area Code, of Registrant's Principal Executive Offices)

                                  ------------------
                                Paul R. Peterson, Esq.
                                Senior Vice President
                                 and General Counsel
                             Technology Solutions Company
                        205 North Michigan Avenue, Suite 1500
                                  Chicago, IL 60601
                                    (312) 228-4500
              (Name, Address, Including Zip Code, and Telephone Number,
                      Including Area Code, of Agent For Service)

                                  ------------------

                                      Copies to:

                                  John O'Hare, Esq.
                                   Sidley & Austin
                               One First National Plaza
                               Chicago, Illinois 60603
------------------
    Approximate date of commencement of proposed sale to the public: From time to time following the effective date of this Registration Statement.


    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check following box: [ ]


    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [] ___________


    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [] ___________


    If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box: []
                                  ------------------
                           CALCULATION OF REGISTRATION FEE


Title of Shares       Amount To Be      Proposed Maximum              Proposed Maximum             Amount of
To Be Registered      Registered(1)     Offering Price Per Unit (2)   Aggregate Offering Price (2) Registration Fee
-------------------   ---------------   ---------------------------   ---------------------------- ----------------
Common Stock, $.01
Par Value             29,535 shares     $24.81                        $732,763.35                   $222.05


(1) Maximum number of shares that may be offered.

(2) Estimated solely for purposes of computing the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, based upon the average of the reported high and low sales prices of Common Stock of the Registrant reported in the consolidated reporting system on August 12, 1997.

                                  ------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                Subject to Completion
                                 Dated August 14, 1997
PROSPECTUS

                             TECHNOLOGY SOLUTIONS COMPANY

                           29,535 SHARES OF COMMON STOCK,
                                    $.01 PAR VALUE

                                  ------------------

    This Prospectus relates to up to 29,535 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of Technology Solutions Company, a Delaware corporation (the "Company"), to be offered for the account of a stockholder of the Company (the "Selling Stockholder"). The Shares being offered hereby were issued to the Selling Stockholder in connection with the acquisition of certain securities from the Selling Stockholder. See "Selling Stockholder."

    The Common Stock is quoted on The Nasdaq National Market (the "NSM") under the symbol "TSCC." On August 12, 1997, the closing price of the Common Stock on the NSM was $24.875 per share.

    The Shares may be sold from time to time by the Selling Stockholder, or by pledgees, donees, transferees or other successors in interest, in and/or outside of the United States in transactions through underwriters, brokers, dealers or agents, or through privately negotiated transactions, including sales or distributions to persons affiliated with the Selling Stockholder and direct sales or distributions to one or more purchasers. The sale or distribution of the Shares may be effected from time to time in one or more transactions (which may involve crosses or block transactions) on the NSM, in the over-the-counter market, on a national securities exchange or otherwise at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices.
The Selling Stockholder may effect such transactions by selling the Shares to or through underwriters, brokers, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder or the purchasers of the Shares for whom such underwriters, brokers, dealers or agents may act. Sales of the Shares may include one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account; (c) an exchange distribution in accordance with the rule of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate. In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. To the extent required, the number of Shares to be sold, the purchase price, the public offering price, if applicable, the name of any such underwriter, broker, dealer or agent, and any applicable commissions, discounts or other items constituting compensation to such underwriters, brokers, dealers, or agents with respect to a particular offering will be set forth in a supplement or supplements to this Prospectus (each, a "Prospectus Supplement"). The aggregate proceeds to the Selling Stockholder from the sale of the Shares so offered will be the purchase price of the Shares sold less the aggregate commissions, discounts and other compensation, if any, paid by the Selling Stockholder to underwriters, brokers, dealers, or agents. See "PLAN OF DISTRIBUTION." The Company will not receive any proceeds from the sale of the Shares but will bear certain of the expenses thereof. See "USE OF PROCEEDS" and "PLAN OF DISTRIBUTION."

    All expenses of registration incurred in connection herewith are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholder will be borne by the Selling Stockholder.

    The Selling Stockholder and any brokers, dealers, or agents that participate with the Selling Stockholder in the distribution of any of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any discount or commission received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

    SEE "RISK FACTORS," BEGINNING ON PAGE 4 OF THIS PROSPECTUS, FOR A
DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CAREFULLY CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SHARES OFFERED HEREBY.

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
                REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                    The date of this Prospectus is August __, 1997.

                            AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Such reports, proxy statements and other information may also be inspected at the NSM, on which the Common Stock is listed, at 1735 K Street, N.W., Washington, D.C. 20006. Copies of such material also may be obtained by mail from the Public Reference Section of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Additionally, the Commission maintains a Web site on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and that is located at http://www.sec.gov.

    The Company has filed with the Commission a Registration Statement on Form S-3 (including the exhibits and amendments thereto, the "Registration Statement") pursuant to the requirements of the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and the Exhibits thereto for further information. Statements contained or incorporated by reference herein concerning the provisions of any agreement or other document filed as an Exhibit to the Registration Statement or otherwise filed with the SEC are not necessarily complete and reference is hereby made to the copy thereof so filed for more detailed information, each such statement being qualified in its entirety by such reference. Copies of the Registration Statement together with exhibits may be inspected at the office of the Commission in Washington, D.C. without charge and copies thereof may be obtained therefrom upon payment of a prescribed fee.

    All information contained in this Prospectus relating to the Selling Stockholder or to the proposed or potential methods of distribution of Common Stock being offered hereby has been supplied by the Selling Stockholder.

    NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

    THIS PROSPECTUS INCORPORATES CERTAIN DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST DIRECTED TO TECHNOLOGY SOLUTIONS COMPANY, 205 NORTH MICHIGAN AVENUE, SUITE 1500, CHICAGO, ILLINOIS 60601, ATTENTION: INVESTOR RELATIONS, TELEPHONE NUMBER: (312) 228-4500.

                       INCORPORATION OF DOCUMENTS BY REFERENCE

    The information in the following documents (or specified portion thereof) filed by the Company with the Commission (File No. 0-19433) pursuant to the Exchange Act is incorporated by reference in this Prospectus:

    (a) The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1996;

    (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended August 31, 1996, November 30, 1996 and February 28, 1997;

    (c) The Company's Current Reports on Form 8-K dated June 19, June 26, September 24, and December 19, 1996 and July 2, 1997; and

    (d) The description of the Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on July 25, 1991, including any subsequent amendment or any report filed for the purpose of updating such description.

All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment to the Registration Statement that indicates that all of the shares of Common Stock offered hereby have been sold or that deregisters all shares of Common Stock then remaining unsold shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such reports and documents.

    Any statements made herein or in a report or document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed report or document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                 FORWARD-LOOKING STATEMENTS

    Certain statements included or incorporated by reference herein may be deemed to constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and factors include, without limitation, risks associated with the expansion of the Company's business and the management of growth, dependence on key personnel, growth by acquisitions, changing economic conditions, rapidly changing technology and the competitive environment, and other risks, uncertainties and factors described from time to time in the Company's reports filed with the Commission. Such risks, uncertainties and factors also include, without limitation, those described herein under "Risk Factors".


                                  ------------------

    As used herein, unless the context otherwise clearly requires, the term "Company" refers to Technology Solutions Company and its consolidated subsidiaries.

                                THE COMPANY

    The Company provides strategic business and management consulting and information technology services to major corporations and financial institutions. These services help manufacturing, technology, health care, telecommunications, financial services, and other service industry clients transform their businesses, their internal business processes and their relationships with customers, suppliers, distributors and employees. The information technology ("IT") services provided by the Company help these clients achieve clearly defined business benefits.

    The Company's services span a wide range of strategic business and management consulting services and IT services. The strategic business and management consulting services offered include business strategic planning, market research and analysis, new venture growth services, product and distribution channel planning and organizational restructuring services. The Company's IT services address the entire spectrum of IT consulting and systems integration, including the identification of areas of a client's business that can benefit from computer technology, feasibility studies, business case justification, business procedure redesign and reengineering, benchmarking and best practices, project management, architecture, logical and physical systems design, hardware and software selection, programming, implementation, change management, education, training, and benefits realization.


    The Company is organized into specific areas of business focus, called practice areas, to better address the needs of its clients by providing specialized business and systems knowledge. The Company believes that a structure based on focused practice areas gives its clients access to very specialized industry and systems knowledge and allows its employees the flexibility and opportunity to grow and develop.

    The Company is currently organized into the following domestic practice areas: Call Center; Enterprise Applications; Change & Learning Technologies; Financial Services; the Strategy Group; Telecommunications; and Products. Additionally, the Call Center, Financial Services, Enterprise Applications and Change & Learning Technologies practice areas conduct business in international markets.

    The Company is a corporation formed under the laws of the State of Delaware. Its principal executive offices are located at 205 North Michigan Avenue, Suite 1500, Chicago, Illinois 60601, telephone: (312) 228-4500. In addition to its Chicago office, the Company maintains domestic offices in the New York; Atlanta; Boston; New Canaan, Connecticut; Minneapolis; San Francisco; San Jose; Dallas; and Philadelphia metropolitan areas. International offices are located in Mexico City, Mexico; London, England; Cologne, Germany; Bogata, Colombia; and Toronto, Canada.

                                     RISK FACTORS

    THE FOLLOWING FACTORS SHOULD BE CONSIDERED CAREFULLY BY PROSPECTIVE INVESTORS, IN CONJUNCTION WITH THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS, BEFORE MAKING AN INVESTMENT DECISION. SEE ALSO "FORWARD- LOOKING STATEMENTS."

RISKS RELATING TO THE BUSINESS

The Company's business is subject to certain risks and uncertainties, including the need to anticipate changes in technology to provide IT services on a timely basis, competition from other companies with substantially greater financial, technical and other resources, relatively low barriers to entry, the growth in IT services offered by others, and the need to protect the Company's proprietary rights.

RAPID TECHNOLOGICAL CHANGE

The systems consulting and implementation market has experienced rapid technological advances and developments in recent years. Failure of the Company to stay abreast of such advances and developments could materially adversely affect its business. The Company additionally utilizes a number of different technologies in developing and providing IT solutions for its customers. The technologies used by the Company are developing rapidly and are characterized by evolving industry standards in a wide variety of areas. While the Company evaluates technologies on an ongoing basis and endeavors to utilize those that are most effective in developing IT solutions for its customers, there can be no assurance that the technologies utilized by the Company and the expertise gained in those technologies will continue to be applicable in the future. There can be no assurance that new technologies will be made available to the Company or that such technologies can be economically applied by the Company. The inability to apply existing technologies and expertise to subsequent projects could have a material adverse effect on the Company's business, operating results and financial condition.

MANAGEMENT OF GROWTH

The Company's business has grown significantly since its inception, and the Company anticipates future growth. The growth of the Company's business and the expansion of its customer base have resulted in a corresponding growth in the demands on the Company's management and personnel and its operating systems and internal controls. Any future growth may further strain existing management resources and operational, financial, human and management information systems and controls, which may not be adequate to support the Company's operations.

The Company is currently increasing its expense levels as a result of a number of factors, including substantial increases in the number of employees, the opening of new offices, investments in equipment, training of employees and the development of methodologies, tools, etc. An unexpected decline in revenues without a corresponding and timely reduction in staffing and other expenses, or a staffing increase that is not accompanied by a corresponding increase in revenues, could have a material adverse effect on the Company's operating results. There can be no assurance that the Company will be able to manage its recent or future growth successfully. In addition, there can be no assurance that the Company will continue to grow or sustain the rate of growth it has experienced in the past.

The Company expects that it will need to develop further its financial and management controls, reporting systems and procedures to accommodate future growth. There can be no assurance that the Company will be able to develop such controls, systems or procedures effectively or on a timely basis, and the failure to do so would have a material adverse effect on the Company's business, operating results and financial condition.

ABILITY TO ATTRACT AND RETAIN EMPLOYEES

The Company's business consists mainly of professional services and is inherently labor intensive. The Company's success depends in large part upon its ability to attract, retain and motivate highly skilled employees, particularly senior project managers and other senior personnel, for its domestic and international operations. Qualified senior project managers within and outside the United States are in particularly great demand and are likely to remain a limited resource for the foreseeable future. Several attributes of the Company's work environment pose challenges to the Company's ability to attract and retain employees, including (i) extensive travel requirements, (ii) the Company's intense work environment and culture, (iii) the Company's standards for employee technical skills and job performance and (iv) the Company's practice of adjusting the number of technical personnel to reflect active project levels. Although the Company expects to continue to attract sufficient numbers of highly skilled employees and to retain its existing senior project managers and other senior personnel for the foreseeable future, there can be no assurance that the Company will be able to do so. Failure to attract and retain key personnel could have a material adverse effect upon the Company's business, operating results and financial condition.

GROWTH BY ACQUISITION

The Company may grow in part by acquiring existing businesses. The success of this plan depends upon, among other things, the ability of the Company and its management to integrate acquired personnel, operations, products and technologies into its organization effectively, to retain and motivate key personnel of acquired businesses and to retain customers of acquired firms. There can be no assurance that the Company will be able to identify suitable acquisition opportunities, consummate acquisitions or successfully integrate acquired personnel and operations into the Company. In addition, acquisitions by the Company may involve certain other risks, including potentially dilutive issuances of equity securities and the diversion of management's attention from other business concerns.

DEPENDENCE ON KEY PERSONNEL

Although the Company does not believe that the loss of any particular individual would have a material adverse impact on the Company, the loss of some or all of the Company's senior managers could have a material adverse impact on the Company, including its ability to secure and complete engagements. The Company has employment agreements with its President, Executive Vice Presidents and its Vice Presidents that contain noncompetition, nondisclosure and nonsolicitation covenants. The employment agreements with the President and Executive Vice Presidents do not have fixed expiration dates and may be terminated by either the Company or the employee on 90 days' written notice. The employment agreements with the other Vice

Presidents generally have a fixed initial term but are automatically renewed for successively one-year periods unless terminated by either the Company or the employee on 90 days' written notice. Other senior employees also have employment agreements that are generally terminable by the Company or the employee upon 30 to 90 days written notice.

UNASSIGNED LABOR COSTS

The Company's unassigned labor costs, which represent salaries of, and other expenses allocated to, systems professionals not assigned to a specific project, have gradually increased as a percentage of revenues over time. The Company attempts to reassign employees who meet its performance requirements to other active projects when they are no longer needed on a particular project.
However, since the Company generally recruits personnel in advance of the commencement of certain projects in order to meet the needs of such projects, any cancellation or delays in the anticipated projects could increase the unassigned labor costs and might cause a material adverse effect upon the Company's business, operating results and financial condition.

CYCLICALITY

Certain of the Company's customers and potential customers are in industries that experience cyclical variations in profitability, which may in turn affect their willingness or ability to fund systems projects such as those for which the Company may be engaged. The Company's experience indicates, however, that competitive pressures in cyclical industries sometimes compel businesses to undertake systems projects even during periods of losses or reduced profitability.

QUARTERLY RESULTS MAY FLUCTUATE

The Company's results may fluctuate from quarter to quarter as a result of various factors such as differences in the number of billing days and/or holidays between quarters, the number of vacation days and sick days taken by the Company's employees in a particular quarter, and varying weather conditions. These and other factors can reduce revenues in a given quarter with a corresponding adverse impact on the Company's margins.

PROJECT RISKS

Because of the project based nature of the Company's work and the fact that many of the projects undertaken by the Company are large projects, there is a risk of a material impact on operating results because of the unanticipated suspension or cancellation of a large project or the financial difficulties of a client. The suspension or cancellation of a project or the financial difficulties of a client could result in a drop in revenues, the need to reassign staff, a potential dispute with a client regarding moneys owed for consulting work and expenses, and a lessening of TSC's reputation.

In addition, because many of the Company's projects are high profile, mission critical projects for major clients, a failure or inability to meet a client's expectations with respect to a major project undertaken by the Company could damage its reputation and affect its ability to attract new business. Third party products and services are integral to the success of certain Company projects. To the extent that third parties do not deliver effective products and services on a timely basis, the Company's project results could be negatively impacted. Although the Company attempts to limit this risk in its engagement arrangements with clients and maintains errors and omissions insurance, the failure of a project could also result in significant financial exposure to the Company.

COMPETITION

The systems consulting and implementation market comprises a large number of participants, is subject to rapid changes and is highly competitive. The Company competes with and faces potential competition from a number of companies that have significantly greater financial, technical and marketing resources and greater name recognition than the Company. The Company also competes with smaller service providers whose specific, more narrowly focused service offerings may be more attractive to potential clients than the Company's multi-dimensional approach. The Company's clients primarily consist of Fortune 1000 and other large corporations and there are an increasing number of professional services firms seeking systems consulting and implementation engagements from that client base. The Company believes that its ability to compete depends in part on a number of factors outside its control, including the ability of its competitors to hire, retain and motivate a significant number of senior project managers, the ownership by competitors of software used by potential clients, the development by others of software that is competitive with the Company's products and services, and the price at which others offer comparable services.

In addition, the Company's clients could develop or acquire in-house expertise in services similar to those provided by the Company, which would significantly reduce demand for the Company's services. No assurance can be given that the Company will be able to maintain its existing client base, maintain or increase the level of revenue generated by its existing clients or be able to attract new clients.

SUSCEPTIBILITY TO GENERAL ECONOMIC CONDITIONS

The Company's revenues and results of operations will be subject to fluctuations based on the general economic conditions of the United States as well as the foreign countries in which it operates. If there were to be a general economic downturn or a recession in the United States or the foreign countries in which it operates, then the Company expects that business enterprises would cut back on their spending on, or reduce their budget for, IT services. In the event of such an economic downturn, there can be no assurance that the Company's business, operating results and financial condition would not be materially and adversely affected.

COST OVERRUNS

Although the Company's engagement contracts are generally on a time and material basis, some of its contracts are on a "not-to-exceed" or fixed-price basis. The failure of the Company to complete a project to the client's satisfaction within the "not-to-exceed" or fixed fee exposes the Company to unrecoverable cost overruns, which could have a materially adverse effect on the Company's business, results of operations and financial condition.

INTELLECTUAL PROPERTY RIGHTS

A majority of the Company's customers have required the Company, as a condition to performing services for such customers, to grant to the customer all proprietary and intellectual property rights with respect to the work product resulting from the performance of such services, including the intellectual property rights to any custom software developed by the Company for such customer. Each such grant of proprietary and intellectual property rights would limit the Company's ability to reuse work product components and work product solutions with other customers. In a limited number of such situations, the Company has obtained, and in the future may attempt to obtain, ownership interest or a license from its customer to permit the Company to market custom software for the joint benefit of the customer and the Company. Such arrangements may be nonexclusive or exclusive, and licensors to the Company may retain the right to sell products and services that compete with those of the Company. There can be no assurance, however, that the Company will be able to negotiate licenses upon terms acceptable to the Company.

The Company also develops certain foundation and application software tools and products that are owned by the Company and licensed to its clients. The Company regards such software as proprietary and protects its rights in such software where appropriate with copyrights, trademarks, trade secret laws and contractual restrictions on disclosure and transferring title. To date, the Company has not filed any applications for the registration of patents or copyrights on any of its software, although the Company does presently hold certain registered trademarks for some of its software products. There can be no assurance that any such steps taken by the Company in this regard will be adequate to deter misappropriation of its proprietary rights or independent third party development of functionally equivalent products.

In addition, the Company's success is dependent upon its specialized expertise and methodologies. To protect such proprietary information, the Company relies upon a combination of trade secret and common laws, employee nondisclosure policies and third party confidentiality agreements. However, there can be no assurance that any such steps taken by the Company in this regard will be adequate to deter misappropriation of its specialized expertise and methodologies.

Although the Company believes that its services and products do not infringe on the intellectual property rights of others, there can be no assurance that such a claim will not be asserted against the Company in the future.

RISKS OF CONDUCTING INTERNATIONAL OPERATIONS

The Company has been significantly increasing its international operations in recent years and expects to continue to do so in the future. Because the cost of doing business abroad is higher for U.S. businesses than the cost of doing business domestically, the

Company could experience a decline in its operating margins as the significance of its international operations increases. International operations and the provision of services in foreign markets are subject to a number of special risks, including currency exchange rate fluctuations, trade barriers, exchange controls, national and regional labor strikes, political risks, additional security concerns and risks of increases in duties, taxes and governmental royalties, as well as changes in laws and policies governing operations of foreign-based companies. In addition, the Company's continued success and future growth internationally will depend upon its ability to attract, develop and retain a sufficient number of highly skilled, motivated local professional employees in each of those foreign countries where it conducts operations. Competition for such local personnel qualified to deliver most of the Company's services is intense, and there can be no assurance that the Company will be able to recruit, develop and retain a sufficient number of highly skilled, motivated local professionals to compete successfully internationally.

POSSIBLE VOLATILITY OF STOCK PRICE; QUARTERLY FLUCTUATIONS IN OPERATING RESULTS

The market price for the Common Stock may be significantly affected by factors such as the announcement of new products or services by the Company or its competitors, technological innovation by the Company, its competitors or other vendors, quarterly variations in the Company's operating results or the operating results of the Company's competitors, general conditions in the Company's and its customers' market, changes in earnings estimates by analysts or reported results that vary materially from such estimates. In addition, the stock market has experienced significant price fluctuations that have particularly affected the market prices of equity securities of many high technology and emerging growth companies and that often have been unrelated to the operating performance of such companies. These broad market fluctuations may materially and adversely affect the market price of the Common Stock. Following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company and its officers and directors. Any such litigation against the Company could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect on the Company's business, operating results and financial condition.

SHARES ELIGIBLE FOR FUTURE SALE

Sales of substantial numbers of shares of Common Stock into the public market, or the perception that such sales could occur, could materially adversely affect the market price of the Common Stock or could impair the Company's future ability to obtain capital through an offering of equity securities.

As of June 30, 1997, there were 25,036,293 shares (after the Company's three-for-two stock distribution distributed on August 1, 1997) of Common Stock outstanding, of which 24,413,984 were freely tradeable by persons who are not "affiliates" of the Company within the meaning of Rule 144 under the Securities Act, and 622,310 (including the Shares offered hereby) were eligible for public sale, subject to compliance with the restrictions of Rule 144 under the Securities Act. Shares purchased in connection with the offering made hereby will be freely tradeable without restriction under the Securities Act by persons who are not "affiliates" of the Company within the meaning of Rule 144 under the Securities Act.

As of June 30, 1997, 8,076,723 shares (after the Company's three-for-two stock distribution distributed on August 1, 1997) of Common Stock were issuable upon exercise of currently outstanding stock options and may become eligible for public sale at various times when such stock options are exercisable. In addition, as of June 30, 1997, the Company had available for issuance under its employee benefit plans an additional 2,878,310 shares (after the Company's three-for-two stock distribution distributed on August 1, 1997) of Common Stock which may also become eligible for public sale at various times.

The Company may also issue an additional 23,376 shares of Common Stock to certain individuals in connection with the Company's acquisition of HRM Resources, Inc. earlier this year. Such shares, if issued, will be eligible for public sale, subject to compliance with the restrictions of Rule 144 under the Securities Act.

CERTAIN ANTI-TAKEOVER PROVISIONS

Certain provisions of the Company's Certificate of Incorporation and Bylaws (including the authority of the Board of Directors to issue preferred stock and the staggered terms for members of the Company's Board of Directors) could make it more difficult for stockholders to effect certain corporate actions. These provisions and the prohibition against certain business combinations contained in Section 203 of the Delaware General Corporation Law could have the effect of delaying, deferring or preventing a change in control of the Company or the removal of existing management of the Company.

ABSENCE OF DIVIDENDS

The Company has never paid dividends on its Common Stock and does not anticipate paying any such dividends in the foreseeable future.


                                   USE OF PROCEEDS

    The Company will not receive any proceeds from the sale of any of the Shares offered hereby.


                                 SELLING STOCKHOLDER

    In connection with the Company's acquisition (the "Transaction") of The Bentley Company, Inc., a Massachusetts corporation now known as "The Bentley Group, Inc." ("Bentley Co."), the Company delivered to William Bentley, who is the Selling Stockholder, 29,535 shares of Common Stock (or the equivalent of 19,690 shares prior to the Company's three-for-two stock distribution distributed on August 1, 1997), which are the Shares. Under the Agreement and Plan of Merger (the "Merger Agreement") executed by the Selling Stockholder, the Company, Bentley Co. and BCI Acquisition Corp., the Company has agreed to register the Shares. From time to time, the Selling Stockholder will determine the number of the Shares that he may sell. The Selling Stockholder has informed the Company that the determination to sell will depend on a number of factors, including the price of the Common Stock from time to time. The information in the following table sets forth the information provided by the Selling Stockholder concerning the Selling Stockholder's ownership of the Shares.



                     Beneficial Ownership                        Beneficial Ownership
                     Prior to the Offering                        After the Offering
                     ---------------------                        ------------------

                  Number of      Percentage of               Number of          Percentage of
                  Shares of         Common       Shares      Shares of             Common
Name             Common Stock(1)     Stock       Offered   Common Stock(2)          Stock
----             ------------        -----       -------   ------------             -----
William Bentley    29,535              *         29,535           0                   *



-----
*   Less than one percent.

(1) This Registration Statement shall also cover any additional shares of Common Stock that become issuable in connection with the Shares by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the Company's outstanding shares of Common Stock.

(2) Assuming that the Selling Stockholder sells all of the Shares offered hereby.

    In connection with the Transaction, the Selling Stockholder and the Company entered into an Employment Agreement under which the Selling Stockholder is employed as a Senior Vice President of the Company. The Selling Stockholder was an officer, director and shareholder of Bentley Co. during the three years preceding the Transaction. Other than his direct and indirect involvement in the Transaction and his employment relationship, the Selling Stockholder has not had any material relationship with the Company or any of its predecessors or affiliates within the past three years.

    The Selling Stockholder may be deemed to be an "underwriter" within the meaning of the Securities Act, in which case any profit on the resale of the Shares may be deemed to be underwriting commissions or discounts under the Securities Act.

                                 PLAN OF DISTRIBUTION

    The Shares may be sold from time to time by the Selling Stockholder, or by pledgees, donees, transferees or other successors in interest in and/or outside of the United States in transactions through underwriters, brokers, dealers or agents, or through privately negotiated transactions, including sales or distributions to persons affiliated with the Selling Stockholder and direct sales or distributions to one or more purchasers.

    The sale or distribution of the Shares may be effected from time to time in one or more transactions (which may involve crosses or block transactions) on the NSM, in the over-the-counter market, on a national securities exchange or otherwise at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The Selling Stockholder has advised the Company that he may effect such transactions by selling the Shares to or through underwriters, brokers, dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder or the purchasers of the Shares for whom such underwriters, brokers, dealers or agents may act.

    Sales of the Shares may include one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Stockholder may arrange for other brokers or dealers to participate. In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

    At the time a particular sale or distribution is made, a Prospectus Supplement, to the extent required, will be distributed which will set forth the aggregate amount of Shares being offered, the name of the Selling Stockholder, the purchase price, the amount of expenses and the terms of the sale or distribution, including the name or names of any underwriters, brokers, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed or paid to underwriters, brokers, dealers or agents.

    Underwriters, brokers, dealers and agents may be entitled under agreements entered into with the Selling Stockholder to indemnification by the Selling Stockholder against certain civil liabilities, including liabilities under the Securities Act. Such underwriters, brokers, dealers and agents may be customers of, may engage in transactions with, or perform services for the Selling Stockholder in the ordinary course of business.

    Any underwriter, broker, dealer or agent participating in the sale or distribution of the Shares may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Shares so offered and sold, and any discounts or commissions received by it from the Selling Stockholder and any profit realized by it on the distribution, sale or resale of the Shares may be deemed to be underwriting discounts and commissions under the Securities Act.

    The Selling Stockholder may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of Common Stock during a period commencing one business day prior to the determination of the offering price of any Shares and ending on the Selling Stockholder's completion of participation in the distribution. In addition and without limiting the foregoing, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder including, without limitation, Regulation M.

    The Company has agreed to use its reasonable best efforts to keep the Registration Statement continuously effective and usable for a 135-day period beginning on the date on which the Registration Statement becomes effective, or such shorter period which will terminate when all the Shares covered by the Registration Statement have been sold pursuant to the Registration Statement.



                                  VALIDITY OF SHARES

    The validity of the Shares offered hereby will be passed upon for the Company by Paul R. Peterson, Senior Vice President, General Counsel and Secretary of the Company. As of June 30, 1997, Mr. Peterson owned 3,995 shares of Common Stock and had the right to acquire a total of 176,999 shares of Common Stock through the exercise of stock options granted under stock option plans of the Company.

                                       EXPERTS

    The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended May 31, 1996, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm in auditing and accounting.

                              -------------------------

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS PROSPECTUS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE HEREIN, AND, IF GIVEN OR MADE, SUCH

INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY EITHER THE COMPANY OR THE SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                              -------------------------

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Estimated expenses in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions, are as follows:

    Registration Fee . . . . . . . . . . . . . . . . . . . . . .     $  222.05
    Legal Fees and Expenses. . . . . . . . . . . . . . . . . . .      1,000.00
    Accounting Fees and Expenses . . . . . . . . . . . . . . . .      2,000.00
    Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . .             0

         Total . . . . . . . . . . . . . . . . . . . . . . . . .    $ 3,222.05
                                                                      --------
                                                                      --------

   All such expenses will be paid by the Company.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law authorizes Delaware corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director. The Company's Certificate of Incorporation and Bylaws require indemnification of the Company's officers and directors to the fullest extent permitted by Delaware law. The Company also maintains directors' and officers' liability insurance.

ITEM 16. EXHIBITS.

    The following documents are filed herewith or incorporated by reference (Commission File No. 0-19433) and made a part of this Registration Statement. Items marked with an asterisk are filed herewith.

Exhibit                      Description of Document
-------                      -----------------------
4.01     Certificate of Incorporation of the Company, as amended, filed as
         Exhibit 3.01 to the Company's Registration Statement on Form S-1 (File No. 33-41824), is hereby incorporated by reference.

4.02 Bylaws of the Company, as amended, filed as Exhibit 3.02 to the Company's Registration Statement on Form S-1 (File No. 33-41824), are hereby incorporated by reference.

5* Opinion of the Company's General Counsel, Paul Peterson, as to the legality of the securities registered.

23.01*   Consent of Price Waterhouse LLP.

23.02*   Consent of Paul R. Peterson (included in Exhibit 5).

24*      Powers of Attorney+
______________________

+ On June 20, 1997, the Company's Board of Directors approved a fifty percent (50%) stock distribution to be distributed on August 1, 1997, to stockholders of record, including the Selling Stockholder, as of the close of business on July 10, 1997. These Powers of Attorney were executed prior to such distribution and reflect shares of Common Stock on a pre-distribution basis.

ITEM 17. UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on August 14, 1997.

                                  Technology Solutions Company

                                     By:   John T. Kohler
                                          ------------------------------------
                                          John T. Kohler
                                          President and Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

NAME                         TITLE                                           DATE
----                         -----                                           ----

    *                  Chairman of the Board and Director
-------------------
William H. Waltrip


 John T. Kohler     President, Chief Executive Officer and Director      August 14, 1997
-------------------
John T. Kohler         (Principal executive officer)


 Martin T. Johnson  Senior Vice President and Chief Financial Officer    August 14, 1997
-------------------
Martin T. Johnson      (Principal financial and accounting officer)


    *                  Director
-------------------
Michael J. Murray


    *                  Director
-------------------
Stephen B. Oresman


    *                  Director
-------------------
John R. Purcell



    *                  Director
-------------------
Michael J. McLaughlin




* By:  Paul R. Peterson                                    August 14, 1997
    --------
     Paul R. Peterson
     Attorney-in-fact

               INDEX TO EXHIBITS TO REGISTRATION STATEMENT ON FORM S-3

Exhibit No.    Description of Exhibit
----------     ----------------------
4.01 Certificate of Incorporation of the Company, as amended, filed as Exhibit 3.01 to the Company's
              Registration Statement on Form S-1, Registration Number 33-41824, is incorporated herein by reference.

4.02 Bylaws of the Company, as amended, filed as Exhibit 3.02 to the Company's Registration Statement on Form S-1, Registration Number 33-41824, is incorporated herein by reference.

*5 Opinion of the Company's General Counsel, Paul Peterson, as to the legality of the securities registered.

*23.01        Consent of Price Waterhouse LLP.

*23.02        Consent of Paul R. Peterson (included in Exhibit 5).

*24           Powers of Attorney.+
______________________

*   Filed herewith

+ On June 20, 1997, the Company's Board of Directors approved a fifty percent (50%) stock distribution to be distributed on August 1, 1997, to stockholders of record, including the Selling Stockholder, as of the close of business on July 10, 1997. These Powers of Attorney were executed prior to such distribution and reflect shares of Common Stock on a pre-distribution basis.